CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Maturity Government Fund in the John Hancock Income Funds Prospectus and "Independent Auditors" in the John Hancock Government Income Fund Class A and Class B Shares Statement of Additional Information, the John Hancock High Yield Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and the John Hancock Intermediate Government Fund Class A and Class B Shares Statement of Additional Information and to the incorporation by reference in the Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A, No. 2-66906) of our reports dated July 10, 1998 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Maturity Fund.





                                            /s/ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Boston, Massachusetts
September 22, 1998